UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2014

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 10, 2014 we entered into an agreement with the holders of our two senior unsecured promissory notes pursuant to which we owe an aggregate amount of approximately $7.3 million in principal and interest.  The agreement provides that upon repayment or extinguishment of our senior secured debt owing to The Karlsson Group, Inc. on or before March 10, 2014 in accordance with the terms of the fourth extension agreement with Karlsson dated December 10, 2013 and in any event for consideration with aggregate value less than or equal to 17.0% of the aggregate amount outstanding thereunder (including in respect of accrued interest and tax gross-up obligations) we may repay the notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the notes (including accrued interest).

On December 10, 2013, we entered into the fourth extension agreement with Karlsson which restructured our senior secured debt. The outstanding principal balance of our senior secured promissory note to Karlsson is approximately $120 million and we are liable to Karlsson for accrued and unpaid interest and accrued tax gross-ups totaling approximately $28 million. Under the terms of the fourth extension agreement, we have agreed to use our best efforts to raise a sufficient aggregate amount in equity issuances to prepay the entire Karlsson debt for an aggregate payment of $25 million on or before March 10, 2014.

The noteholders also agreed in the agreement that the 10% prepayment requirement in the notes shall not apply to the first $1,000,000 in proceeds of new financings received on or before March 10, 2014.

We also agreed to provide the noteholders with registration rights with respect to the shares issued in satisfaction of the notes and to provide a customary stock issuance agreement.  Upon issuance of the shares we agreed to enter into a release of claims with the noteholders.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
Exhibit 10.1	Agreement with Noteholders
Exhibit 99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: January 13, 2014		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                Description of Exhibit

Exhibit No.	Identification of Exhibits
Exhibit 10.1	Agreement with Noteholders
Exhibit 99.1	Press Release